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                                                                 Exhibit 10.26


July 1, 2003


Mr. Gerald A. Nathe
Chairman of the Board of Directors
Baldwin Technology Company, Inc.
12 Commerce Drive
Shelton, CT 06484

Re: Commercial revolving and term loans and letters of credit ("Credit Facility") from Fleet National Bank as Agent, and Wachovia Bank National Association to Baldwin Americas Corporation, Baldwin Europe Consolidated Inc. and Baldwin Asia Pacific Corporation (collectively the "Borrower") and other Credit Parties.

Dear Mr. Nathe,

      Reference is hereby made to the above captioned Credit Facility. Capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement and the Loan Documents.

      Fleet National Bank, as Administrative Agent, is please to advise you that the Lenders will further amend the subject Credit Facility under the following terms and conditions:

- The revolver will be permanently reduced to the outstanding balance at closing.

-     The maturity will be extended from July 1, 2003 to August 1, 2003.

-     All other terms and conditions will remain the same.

- A $25,000 amendment fee will be fully earned at closing with $10,000 payable upon acceptance of this proposal and $15,000 payable on August 1, 2003. The $15,000 August 1, 2003 payment will be waived if all outstanding balances are paid by that time.

-     Reaffirmation of all existing covenants and guarantees.

- The Borrower will execute and deliver such documents and do such other acts and things as the Lenders may request in order to fully effect the purposes of the agreement.

      Unless specifically affected hereby, all terms and conditions of the Loan Documents remain in full force and effect and enforceable in accordance with their terms.

      Notwithstanding this correspondence or any discussions we may have regarding the Credit Facility and/or the Loan Documents, the Agent and the Lenders reserve all rights
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and remedies available to them under the Loan Documents and under applicable law. Neither this correspondence nor any such discussions shall imply an agreement on the part of the Agent or the Lenders to waive any of their rights and remedies, except as explicitly set forth herein, or to forbear from taking any action authorized by the Loan Documents or by applicable law, said rights and remedies being expressly reserved by the Agent and the Lenders.

      Please indicate Borrowers', Guarantors' and other Credit Parties' acceptance of the above terms and conditions by signing the enclosed copy of this letter and returning it to me at the captioned address by July 3, 2003 along with your check in the amount of $10,000.

Very truly yours,

/s/ George E. Durstin
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George E. Durstin
Fleet National Bank
Administrative Agent

                                            /s/ Gerald A. Nathe - Chairman
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Agreed and accepted this 1st of July, 2003.    Name       Title        Signature